UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                FORM 8-K

                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Report for Event (date of earliest event reported):



PETRO UNION, INC. d/b/a HORIZONTAL VENTURES, INC.
(Exact name of registrant as specified in its charter)


Colorado              0-20760             84-1091986
(State or other     (Commission         (IRS Employer
jurisdiction of      File No.)           Identification No.)
incorporation)

575 Madison Avenue, Suite 1006, New York, New York  10022
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:
(212) 605-0470


123 Main Street, Suite 300, Evansville, Indiana  47708
(Former address)


123 N.W. Fourth Street, Suite 3, Evansville, Indiana  47708
(Former address)



Item 9.     Sales of Equity Securities Pursuant to Regulation S

          On January 15, 1998, Petro Union, Inc. d\b\a Horizontal ventures, Inc. announced the closing of a private placement of 84,406 shares at a price of $13 7/8 per share. Gross proceeds to the Company were $1,171,133. The offering was made solely to existing shareholders of the Company who resided outside of the United States and qualified as non-U.S. persons as defined by Regulation S. Approximately 34 non-U.S. persons invested at the time of the interim closing. All transactions were in cash.

          The Company intends to use the proceeds of this offering to acquire interests in oil and gas properties which can benefit from the Company's horizontal drilling technology.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  PETRO UNION, INC. d/b/a HORIZONTAL
                                   VENTURES, INC.



Date: January 20, 1998           By: /s/ Randeep S. Grewal
                                 _______________________________
                                 Randeep S. Grewal
                                 Its: Chief Executive Officer